UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Cyber Enviro-Tech, Inc.

Exact name of Registrant as Specified in its Charter

Wyoming	333-267560	86-3601702
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

Address of Principal Executive Offices, Including Zip Code

307-200-2803

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CETI	OTCM

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has executed a facility agreement with Sustainable Capital PLC for a secured loan facility from them in amount of GBP 50 million (the “Green Bond”) from which the use of proceeds must be used to support CETI’s climate damage mitigating technologies. The agreement formalizes the trade announced by Sustainable Capital for this Green Bond on February 7, 2025 on Neter, the world’s first stock market quoted ecosystem for climate positive solutions, providing a platform for high-integrity carbon-based investments.

The facility agreement was executed by the Company’s wholly owned international subsidiary, Cyber International Cevresel Geri Donusum Hizmetleri, Limited, a limited company of Turkiye (Cyber International Environmental Recycling Services, Ltd. Company), who will manage CETI’s international operations with proceeds from the Green Bond in accordance with its required use.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER ENVIRO-TECH, INC.

	By:	/s/ Kim D. Southworth
Date: February 28, 2025	Name:	Kim D. Southworth, Chief Executive Officer